                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                               (Amendment No. 2)


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 12, 1997

                                 OMNICARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

      1-8269                                                        31-1001351
-------------------------------------------------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

            50 East RiverCenter Boulevard, Covington, Kentucky 41011
            --------------------------------------------------------
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (606) 291-6800

Omnicare, Inc. hereby files its amended Form 8-K/A, reflecting changes to the Financial Statements and Exhibits - Pro forma financial information section (Item 7(b)) of the Form 8-K/A originally filed with the Securities and Exchange Commission on September 29, 1997.


Item 7.        Financial Statement and Exhibits
               --------------------------------

(b)   Pro Forma financial information.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Balance Sheet of Omnicare, Inc. (the "Company") as of June 30, 1997 gives effect to the acquisition of American Medserve Corporation ("AMC") as if it had occurred as of June 30, 1997. The unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended December 31, 1996 and for the six months ended June 30, 1997 give effect to the acquisition of AMC as if it had occurred on January 1, 1996.

The acquisition of AMC was accounted for under the purchase method of accounting. The total purchase price was allocated to the tangible and identifiable intangible assets, and liabilities based on the Company's management's estimate of their fair values. The excess of cost over the fair value of the net assets acquired was recorded as goodwill. The allocation of the purchase price may be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises," to the extent that actual amounts differ from management's current estimates. Management does not expect that any such adjustment would have a material impact on the pro forma information.

The pro forma information has been prepared by the Company based on the consolidated financial statements of the Company and AMC included in their respective 1996 Forms 10-K and June 30, 1997 Forms 10-Q. The pro forma information is presented for illustration purposes only and does not purport to be indicative of the combined financial condition or results of operations that actually would have occurred if the acquisition of AMC had been effected at the dates indicated or to project future financial condition or results of operations for any future period. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by the Company's management as a result of the acquisition, in particular improvements in gross margin attributable to the Company's purchasing leverage associated with purchases of pharmaceuticals and the elimination of duplicate payroll and other operating expenses. Therefore, management believes that the pro forma financial information is not necessarily indicative of future performance. The pro forma information should be read in conjunction with the Company's consolidated financial statements and related notes thereto included in its 1996 Form 10-K (as amended on Form 10-K/A dated August 6, 1997) and its June 30, 1997 Form 10-Q, and the consolidated financial statements of AMC and related notes thereto included in its 1996 Form 10-K and June 30, 1997 Form 10-Q, which have been incorporated by reference in the Company's current report on Form 8-K dated September 12, 1997.


                     Omnicare, Inc. and Subsidiary Companies
                      Pro Forma Consolidated Balance Sheet
                                    Unaudited
                                  June 30, 1997
(In thousands)
                                                            Historical
                                                   ----------------------------
                                                                      American          Pro Forma        Pro Forma
ASSETS                                                Omnicare        Medserve          Adjustments       Adjusted
                                                      --------        --------          -----------      ----------
Current assets:
   Cash and cash equivalents                         $   102,995    $     3,231       $       480 (b)   $   106,706
   Accounts receivable, less allowances                  154,616         30,960              --             185,576
   Inventories                                            67,997         10,572              --              78,569
   Deferred income tax benefits                            7,691           --                --               7,691
   Other current assets                                   13,481          2,971              --              16,452
   Due from related parties                                 --            1,563              --               1,563
                                                     -----------    -----------       -----------       -----------
        Total current assets                             346,780         49,297               480           396,557
   Properties and equipment, at cost less
    accumulated depreciation                              66,814          7,599              --              74,413
   Goodwill, less accumulated amortization               383,901         73,078           218,677 (a)       602,578
                                                                                          (73,078)(d)
   Other assets                                           19,671          3,534            (1,702)(c)        21,503
                                                     -----------    -----------       -----------       -----------
        Total assets                                 $   817,166    $   133,508       $   144,377       $ 1,095,051
                                                     ===========    ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $    30,076    $     7,329       $      --         $    37,405
   Amounts payable pursuant to acquisition
     agreements                                           16,588           --                --              16,588
   Current portion of long-term debt                       1,871          8,900            (7,034)(b)         3,737
   Accrued employee compensation                          11,448           --                --              11,448
   Other current liabilities                              15,606          3,683             8,200 (e)        27,489
                                                     -----------    -----------       -----------       -----------
        Total current liabilities                         75,589         19,912             1,166            96,667

Long-term debt                                             1,211         13,219            (9,486)(b)       254,944
                                                                                          250,000 (b)
Deferred income taxes                                      6,521          1,102              --               7,623
Amounts payable pursuant to acquisition
 agreements                                                9,098           --                --               9,098
Other noncurrent liabilities                               9,073          1,972              --              11,045
                                                     -----------    -----------       -----------       -----------
        Total liabilities                                101,492         36,205           241,680           379,377
                                                     -----------    -----------       -----------       -----------
Stockholders' equity:
   Common stock                                           80,354            122              (122)(f)        80,354
   Paid-in capital                                       492,018         97,347           (97,347)(f)       492,018
   Retained earnings (deficit)                           163,184           (166)              166 (f)       163,184
                                                     -----------    -----------       -----------       -----------
                                                         735,556         97,303           (97,303)          735,556

   Treasury stock, at cost                                (2,058)          --                --              (2,058)
   Deferred compensation                                 (16,675)          --                --             (16,675)
   Unallocated stock of ESOP                              (1,149)          --                --              (1,149)
                                                     -----------    -----------       -----------       -----------
        Total stockholders' equity                       715,674         97,303           (97,303)          715,674
                                                     -----------    -----------       -----------       -----------
Contingencies
        Total liabilities and stockholders' equity   $   817,166    $   133,508       $   144,377       $ 1,095,051
                                                     ===========    ===========       ===========       ===========


See notes to unaudited pro forma financial information.

                     Omnicare, Inc. and Subsidiary Companies
                   Pro Forma Consolidated Statement of Income
                                   Unaudited
                     For The Six Months Ended June 30, 1997



(In thousands, except per share data)

                                                               Historical
                                                        ----------------------
                                                                     American    Pro Forma     Pro Forma
                                                        Omnicare     Medserve   Adjustments      Adjusted
                                                        --------     --------   -----------    ----------

Sales                                                   $ 384,668    $ 75,563    $  --         $ 460,231
Cost of sales                                             273,037      54,484        737(k)      328,258
                                                        ---------    --------    -------       ---------
Gross profit                                              111,631      21,079       (737)        131,973

Selling, general and administrative expenses               64,764      17,413      2,733 (g)      83,061
                                                                                    (914)(h)
                                                                                    (198)(j)
                                                                                    (737)(k)
Acquisition expenses, pooling-of-interests                  1,671        --         --             1,671
                                                        ---------    --------    -------       ---------

Operating income                                           45,196       3,666     (1,621)         47,241
Investment income                                           3,055        --         --             3,055
Interest expense                                             (483)       (389)    (7,029)(i)      (7,901)
Other, net                                                   --           239       --               239
                                                        ---------    --------    -------       ---------
Income before income taxes                                 47,768       3,516     (8,650)         42,634
Income taxes                                               19,187       1,499     (2,403)(l)      18,283
                                                        ---------    --------    -------       ---------
Net income                                              $  28,581    $  2,017    $(6,247)      $  24,351
                                                        =========    ========    =======       =========

Earnings per share:

   Primary                                              $     .36                              $     .31
                                                        =========                              =========

   Fully diluted                                        $     .36                              $     .31
                                                        =========                              =========


Weighted average number of common shares outstanding:

   Primary                                                 79,239                                 79,239
                                                        =========                                =======

   Fully diluted                                           79,335                                 79,335
                                                        =========                                =======



See notes to unaudited pro forma financial information.

                     Omnicare, Inc. and Subsidiary Companies
                   Pro Forma Consolidated Statement of Income
                                   Unaudited
                      For The Year Ended December 31, 1996




(In thousands, except per share data)
                                                               Historical
                                                         ----------------------
                                                                      American          Pro Forma         Pro Forma
                                                         Omnicare     Medserve         Adjustments        Adjusted
                                                         --------     --------         -----------        --------

Sales                                                    $ 536,604    $ 82,027       $      --           $  618,631

Cost of sales                                              381,768      58,807             716 (k)          441,291
                                                         ---------    --------       ---------           ----------
Gross profit                                               154,836      23,220            (716)             177,340

Selling, general and administrative expenses                89,636      19,605           5,467 (g)          112,770
                                                                                          (987)(h)
                                                                                          (235)(j)
                                                                                          (716)(k)

Acquisition expenses, pooling-of-interests                     690        --                --                  690

Nonrecurring charge                                             --       3,019(m)           --                3,019
                                                         ---------    --------       ---------           ----------


Operating income                                            64,510         596          (4,245)              60,861
Investment income                                           11,285        --                --               11,285
Interest expense                                            (3,652)     (2,741)        (12,258)(i)          (18,651)
Other, net                                                    --           173              --                  173
                                                         ---------    --------       ---------           ----------
Income (loss) before extraordinary
  item and income taxes                                     72,143      (1,972)        (16,503)              53,668
Income taxes                                                28,693         162          (4,454)(l)           24,401
                                                         ---------    --------       ---------           ----------


Income (loss) before extraordinary item                  $  43,450    $ (2,134)      $ (12,049)          $   29,267
                                                         =========    ========       =========           ==========
Earnings per share before extraordinary item:
   Primary                                               $     .64                                       $      .43
                                                         =========                                       ==========

   Fully diluted                                         $     .61                                       $      .42
                                                         =========                                       ==========

Weighted average number of common
  shares outstanding:
   Primary                                                  67,388                                           67,388
                                                         =========                                       ==========

   Fully diluted                                            75,429                                           75,429
                                                         =========                                       ==========


See notes to unaudited pro forma financial information.

               Notes to Unaudited Pro Forma Financial Information
                             (dollars in thousands)

Balance Sheet
-------------
(a) On September 16, 1997, Omnicare, Inc. (the "Company") completed the acquisition of all outstanding shares of American Medserve Corporation ("AMC") for a cash purchase price of approximately $223,000. The acquisition was accounted for under the purchase method of accounting and the total consideration to be paid, including estimated transaction costs of $10,000, was allocated to the tangible and identifiable intangible assets and liabilities acquired based on their estimated fair values at the date of acquisition. The excess of the acquisition cost over the fair value of the net assets acquired was recorded as goodwill. For purposes of the unaudited pro forma balance sheet, the acquisition and related purchase accounting is assumed to have been recorded as of June 30, 1997.

(b) On the closing date, the Company drew down $250,000 from its $400,000 revolving credit agreement to fund the cash purchase price for the AMC stock, the related estimated transaction costs and the repayment of approximately $16,700 of AMC's debt on the closing date. As of June 30, 1997, such debt totalled $16,520 and for purposes of the pro forma balance sheet, that amount is assumed to have been repaid as of June 30, 1997. Accordingly, the total cash paid as of June 30, 1997 is assumed to have been $249,520, which results in $480 of additional cash balances as of June 30, 1997.

(c) To eliminate the AMC deferred debt issuance costs as of June 30, 1997 relating to the debt repaid by the Company at closing.

(d)    To eliminate AMC's existing goodwill as of June 30, 1997.

(e) To record the estimated AMC employees' severance cost liability accrued in accordance with EITF 95-3 ($5,500) and the estimated transaction costs incurred by AMC that became payable on the closing date ($2,700).

(f)    To eliminate the stockholders' equity accounts of AMC.

Income Statement
----------------

(g) To reflect amortization of the goodwill of $218,677 recorded in connection with the purchase of AMC on a straight-line basis over 40 years.

(h)    To eliminate AMC's historical goodwill amortization.

(i)   To adjust interest expense to

                                                                        1996              1997
                                                                       12 Months        6 Months
                                                                       ---------        --------
(i)   eliminate historical interest expense on the AMC debt repaid
       at closing                                                        $ (2,586)       $    (393)
(ii)  record interest expense at 5.9375% (the current actual rate on the borrowing) on the $250 million of debt drawn down
       by the Company at closing (annual interest expense would
       change by approximately $313 for each 1/8% change in
       the interest rate).                                                 14,844             7,422
                                                                         --------         ---------

                                                                         $ 12,258         $   7,029
                                                                         ========         =========


(j) To eliminate AMC's historical amortization of debt issuance costs, included in selling, general and administrative expenses.

(k) To reclassify certain general and administrative expenses of AMC to cost of sales in order to reflect cost of sales consistently with the Company.

(l) Tax effect of pro forma adjustments, excluding the portion of goodwill amortization that is not tax deductible, at the Company's effective tax rate of approximately 40% which is not materially different than the combined federal and state statutory rates.

(m) Represents (1) a noncash, nonrecurring charge of $2,500 (with no tax benefit) related to the sale of 310,208 shares of common stock of AMC to certain directors and officers at a price less than the initial public offering price of the common stock on November 13, 1996, and the conversion of options to purchase shares of common stock of certain subsidiaries into options to purchase 146,635 shares of common stock of AMC at a weighted average exercise price less than the initial public offering price of the common stock on November 13, 1996, (2) a charge of $300 ($200 net of tax) related to the termination of a professional services agreement with an affiliate of AMC's principal stockholder and
       (3) a charge of $200 ($100 net of tax) related to special bonuses paid to management in connection with AMC's initial public offering.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Omnicare, Inc.
                                        (Registrant)


Date: December 4, 1997                 By: /s/ David W. Froesel, Jr.
     -------------------------           -------------------------------------
                                         David W. Froesel, Jr.
                                         Senior Vice President and
                                         Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)